EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CytRx Corporation
Los Angeles, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-100947 and 106629) and in the Registration Statements on Form S-8 (Nos. 33-42259, 33-93816, 33-93818, 333-84657, 333-68200, 333-91068, 333-93305 and 333-123339) of our report dated March 11, 2005 relating to the consolidated financial statements and the related financial statement schedule of CytRx Corporation, which appears in this Form 10-K.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
Los Angeles, California

March 30, 2005